Exhibit 99.1

For Immediate Release
Contact: Robert J. Habig
650.525.3310
ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER OF 2008
Progress in cost alignment, and go-to-market and product strategies for 2008 growth offsetting patent challenge

SAN MATEO, CA – April 17, 2008 – Avistar Communications Corporation (NASDAQ: AVSR), a video collaboration platform provider, today announced its financial results for the three months ended March 31, 2008.

Financial highlights for the quarter included:

•	Total revenue, prepared in accordance with GAAP, was $1.2 million, as compared to $1.9 million for the quarter ended December 31, 2007.
•
Income from settlement and licensing activity, which management sees as a key component of the company’s “top line” performance, was $1.1 million in both the first quarter of 2008 and the fourth quarter of 2007.

•	Net income represented a loss of $3.8 million, or $0.11 per basic and diluted share. The fourth quarter of 2007 posted a similar result of a loss of $3.7 million, or $0.11 per basic and diluted share.
•	The cash and cash equivalent balance at the end of the first quarter was $6.0 million.

“The first quarter of 2008 has been both formative and challenging for Avistar,” said Simon Moss, Avistar’s President and CEO. “Our first quarter financial results did not reflect the significant progress that has been achieved in our turn-around initiatives. A primary cause for this is simple to identify-- a reduction in revenue and licensing proceeds versus our expectations was caused by an external party’s submittal of our entire U.S. patent portfolio into re-examination in the U.S. Patent and Trademark Office, as has been previously communicated.  This single, but dramatic, action resulted in delays in our licensing activity, and caused disruption in our product sales channel.  We’ve responded decisively with a set of cost management programs which will provide considerable relief beginning in the second quarter.”

Mr. Moss continued, “This development happened at an especially critical time for the company, and as previously disclosed, has impacted a number of strategic and growth initiatives that we were enthusiastically pursuing. As we’ve previously and frequently stated, our business is “lumpy” and will continue to be as long as technology and licensing proceeds constitute a large portion of our “top line” mix. The process of patent re-examination will make our stated objective of achieving profitable growth in 2008 more challenging.

However, Avistar has adapted quickly, and intends to maintain its key strategic goals-- including the delivery of world class product, and the establishment of effective partnerships with large technology companies, in addition to the achievement of positive revenue and licensing growth and profit trends.”

Examples of our progress include:

▪	Projected operating expense for 2008 will represent a 40% reduction relative to 2007, while delivery on client commitments and product innovations continue.
▪
We have recently signed important services and funded development agreements, including a project for the development of a potentially market-changing video-enabled supply chain community, linking buy-side and sell-side firms and corporate treasury departments.

▪
Continuing progress on technology licensing discussions with a large, global IT provider, as one avenue for Avistar to participate in the dynamic growth of the Unified Communications (UC) market, a market that is estimated by Wainhouse Research to reach $16.6 billion by 2012.

▪
And despite a significant downturn during the first quarter in Avistar’s traditional and dominant vertical – that being Financial Services – we maintained historical levels of sales bookings, actually reflecting a modest increase  relative to the fourth quarter of 2007, and added multiple new clients.

“We are clear, though, that the action against us represents a significant challenge,” Mr. Moss continued, “Our team has acted decisively and quickly, and the company has shown itself to be impressively adaptive as we have set the stage for improvement in the second quarter.  Beyond that, we are in a strong position to exploit opportunities that the first quarter identified, progressed or signed.”

About Avistar Communications Corporation

Avistar creates technology that provides the missing critical element in unified communications: bringing people in organizations face-to-face through enhanced communications, for true collaboration anytime, anyplace. Its latest product, C3, draws on over a decade of market experience to deliver a single-click desktop or room-based videoconferencing and collaboration experience, that moves business communications into a new era. Available as a stand-alone solution, or integrated with existing unified communications software from other vendors, Avistar’s C3 users gain instant messaging-style ability to initiate video communications and collaborate across and outside the enterprise. Patented bandwidth management enables thousands of users to access desktop videoconferencing, Voice over IP (VoIP), collaboration services, and streaming media without requiring substantial new network investment or impairing network performance.

Avistar’s desktop videoconferencing and collaboration installations are among the world’s largest, including more than 18,000 seats in more than 40 countries. Clients report as much as a 20 percent reduction in travel expense and carbon emissions, 3 percent increase in productivity, and immeasurably improved relationship building within their organizations, as well as with suppliers and customers. Avistar holds a portfolio of 80 patents for inventions in video and network technology and licenses IP to videoconferencing, rich-media services, public networking and related industries. Current licensees include Sony Corporation, Sony Computer Entertainment Inc., Polycom, Inc., Tandberg ASA, Radvision Ltd. and Emblaze-VCON.

For more information, visit www.avistar.com

Forward Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding Avistar’s projected operating expense for 2008, delivery on client commitments and product innovations, the project for the development of a video-enabled supply chain community, progress on technology licensing discussions, sales bookings and new clients, and an improvement in the second quarter of 2008 are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development, ongoing technological developments and changing industry standards, and challenges associated with protecting and licensing Avistar’s intellectual property..  As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

Copyright © 2008 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended March 31, 2008 and 2007
(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
	(unaudited)

Revenue:
Product	$249	$1,258
Licensing	154	232
Services, maintenance and support	748	902
Total revenue	1,151	2,392
Costs and expenses:
Cost of product revenue*	359	729
Cost of services, maintenance and support revenue*	519	676
Income from settlement and patent licensing	(1,057)	(13,057)
Research and development*	1,851	1,657
Sales and marketing*	1,329	1,489
General and administrative*	1,878	6,463
Total costs and expenses (income	4,879	(2,043)
(Loss) income from operations	(3,728)	4,435
Other (expense) income:
Interest income	46	113
Other expense, net	(85)	(55)
Total other (expense) income, net	(39)	58
Net (loss) income	$(3,767)	$4,493

Net (loss) income per share	$(0.11)	$0.13
Weighted average shares used in calculating
Basic net (loss) income per share	34,532	34,101
Diluted net (loss) income per share	34,532	35,146

*Including stock based compensation of:
Cost of products, services, maintenance
and support revenue	$7	$60
Research and development	63	204
Sales and marketing	(36)	185
General and administrative	113	233
	$147	$682

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE MONTHS ENDED MARCH 31, 2008 FINANCIAL RESULTS
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net (Loss ) Income to Adjusted EBITDA

	Three Months Ended March 31,
	2008	2007
	(unaudited)

Net (loss) income	$(3,767)	$4,493
Interest income	(46)	(113)
Other (expense) income, net	85	55
Depreciation	131	50
EBITDA	(3,597)	4,485
Stock-based compensation expense	147	682
Adjusted EBITDA	$(3,450)	$5,167

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of March 31, 2008 and December 31, 2007
(in thousands, except share and per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 5,975	$ 4,077
Marketable securities	-	799
Total cash, cash equivalents and marketable securities	5,975	4,876
Accounts receivable, net of allowance for doubtful accounts of $34 and $24 at
March 31, 2008 and December 31, 2007, respectively	1,570	1,385
Inventories	492	428
Deferred settlement and patent licensing costs	1,256	1,256
Prepaid expenses and other current assets	451	462
Total current assets	9,744	8,407
Property and equipment, net	671	767
Long-term deferred settlement and patent licensing costs	799	1,117
Other assets	288	286
Total assets	$ 11,502	$ 10,577

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$ 4,000	$ 5,100
Accounts payable	962	1,287
Deferred income from settlement and patent licensing	5,520	5,520
Deferred services revenue and customer deposits	2,071	2,231
Accrued liabilities and other	1,901	1,451
Total current liabilities	14,454	15,589
Long-term liabilities:
Long-term convertible debt	7,000	-
Long-term deferred income from settlement and patent licensing and other	3,438	4,814
Total liabilities	24,892	20,403
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at March 31, 2008 and
December 31, 2007; 35,733,179 and 35,678,807 shares issued including
treasury shares at March 31, 2008 and December 31, 2007, respectively	36	36
Less: treasury common stock, 1,182,875 shares at March 31, 2008 and
December 31, 2007, respectively, at cost	(53)	(53)
Additional paid-in-capital	96,128	95,925
Accumulated deficit	(109,501)	(105,734)
Total stockholders' equity (deficit)	(13,390)	(9,826)
Total liabilities and stockholders' equity (deficit)	$ 11,502	$ 10,577

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2008 and 2007
(in thousands)

	Three Months Ended March 31,
	2008	2007
	(unaudited)

Cash Flows from Operating Activities:
Net (loss) income	$(3,767)	$4,493
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	131	50
Stock based compensation for options issued to consultants and employees	147	682
Provision for doubtful accounts	10	(3)
Changes in assets and liabilities:
Accounts receivable	(195)	62
Inventories…	(64)	78
Prepaid expenses and other current assets	11	65
Deferred settlement and patent licensing costs	318	318
Other assets	(2)	(2)
Accounts payable	(325)	(373)
Deferred income from settlement and patent licensing and other	(1,376)	(1,375)
Deferred services revenue and customer deposits	(160)	(574)
Accrued liabilities and other	450	1,249
Net cash (used in) provided by operating activities	(4,822)	4,670

Cash Flows from Investing Activities:
Maturities of short-term marketable securities	799	-
Purchase of property and equipment	(35)	(314)
Net cash provided by (used in) investing activities	764	(314)

Cash Flows from Financing Activities:
Line of credit payments	(1,100)	-
Proceeds of debt issuance	7,000	-
Net proceeds from stock option and stock purchase plans	56	129
Net cash provided by financing activities	5,956	129
Net increase in cash and cash equivalents	1,898	4,485
Cash and cash equivalents, beginning of year	4,077	7,854
Cash and cash equivalents, end of period	$5,975	$12,339